Exhibit 99.1

IonQ Announces Fourth Quarter and Full Year 2024 Financial Results

•
Exceeds High End of Guidance Range with Full Year Revenue of $43.1 Million, Representing 95% Year-Over-Year Growth
•
Exceeds High End of Guidance Range with Full Year Bookings of $95.6 Million
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Signs Definitive Agreement to Acquire Majority Stake in ID Quantique, Leading Quantum Networking Provider, to Further IonQ’s Global Quantum Networking Leadership

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leader in the quantum computing and networking industries, today announced financial results for the quarter and full year ended December 31, 2024.

“We had IonQ’s best year yet in 2024, exceeding the high ends of both our bookings and revenue guidance ranges and making truly significant technical strides,” said Peter Chapman, IonQ’s Executive Chair.

“As we enter 2025, IonQ has a strong pipeline that we believe will enable us to lead in the era of commercial advantage. Last year, our rapidly expanding quantum networking business line closed three major networking contracts. McKinsey expects the quantum networking industry to be worth $10-15 billion per year within the next decade,” noted Chapman.

“Our transaction to acquire control of ID Quantique extends IonQ’s networking leadership as well as our control of over 400 networking patents granted and pending,” continued Chapman. “Moreover, the ID Quantique deal, recent launch of our new Switzerland data center, and commercial activity across South Korea, the Middle East, and North America demonstrate IonQ’s expanded leadership in the global quantum industry.”

Financial Highlights

•
IonQ recognized revenue of $11.7 million for the quarter, exceeding the high end of the previously announced guidance range of $7.1 million to $11.1 million.
•
IonQ recognized revenue of $43.1 million for the full year, exceeding the high end of the previously announced guidance range of $38.5 million to $42.5 million. This represents 95% annual growth compared to $22.0 million in the prior year.
•
IonQ achieved $95.6 million in new bookings for the full year and $22.7 million for the fourth quarter, exceeding the high end of the previously announced full year financial guidance range of $75 million to $95 million.
•
Cash, cash equivalents, and investments were $363.8 million as of December 31, 2024.
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Net loss was $202.0 million and Adjusted EBITDA* loss was $32.8 million** for the fourth quarter. For the full year 2024, net loss was $331.6 million and Adjusted EBITDA loss was $107.2 million**, better than IonQ’s full year Adjusted EBITDA financial outlook.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

** Exclusions from Adjusted EBITDA include a non-cash loss in the fourth quarter of $128.5 million and a full year 2024 loss of $117.1 million related to the change in the fair value of IonQ’s warrant liabilities.

Q4 and Recent Commercial Highlights

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IonQ announced a new $21.1 million project to work with the Air Force Research Lab on addressing crucial quantum networking needs for national security.
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IonQ announced a landmark partnership with the University of Maryland and the State of Maryland to fuel the growing quantum economy in the U.S. capitol region, provide access to IonQ’s cutting-edge quantum technology, and dramatically strengthen Maryland’s workforce with new quantum-focused jobs in an initiative worth up to $1 billion.

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IonQ announced a partnership with General Dynamics Information Technology, a business unit of General Dynamics, to bring the power of quantum computing to the government and defense sectors.
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IonQ announced the renewal of its agreement with the Abu Dhabi Quantum Research Center - Technology Innovation Institute in the United Arab Emirates to continue leveraging IonQ’s quantum computing technology to advance Abu Dhabi’s position as a global leader in science and technology.
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IonQ signed a Memorandum of Understanding (MOU) with the metropolitan government of Busan, the second largest city in South Korea, highlighting a commitment to mutual cooperation in nurturing talent, and advancing quantum technology.

Q4 and Recent Corporate Highlights

•
Today, IonQ announced that it has reached a definitive agreement to acquire a majority stake in ID Quantique SA (IDQ), a global leader in quantum networking and sensing, headquartered in Geneva and Seoul. IDQ’s technology portfolio in quantum networking will bring the total count of granted and pending patents controlled by IonQ to nearly 900.
•
Alongside the IDQ transaction, IonQ expects to enter into a strategic partnership in quantum with SK Telecom, the largest wireless telecommunications operator in the Republic of Korea.
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Last month, IonQ announced the completion of its acquisition of substantially all the assets of Qubitekk, Inc., positioning IonQ at the forefront of quantum networking and computing.
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Today, IonQ named Niccolo de Masi as President and Chief Executive Officer, effective immediately, with Peter Chapman continuing as Executive Chairman of the Board of Directors. De Masi is a seasoned public company chief executive officer and current board member.
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Today, IonQ announced the appointment of Gabrielle Toledano to its Board of Directors. Toledano brings over 30 years of leadership experience across the technology, gaming, and digital transformation sectors, having held senior roles at Tesla, Electronic Arts, Microsoft, Siebel Systems and Oracle.
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IonQ announced several accolades recognizing its commercial success and workplace excellence, including being named to Forbes’ prestigious 2025 list of “America’s Most Successful Mid-Cap Companies,” multiple Built In “2025 Best Places to Work” lists, and Investor’s Business Daily’s (IBD) best companies of 2024 list.

Q4 and Recent Technical and Manufacturing Highlights

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IonQ announced the delivery of IonQ Forte Enterprise to its first European Innovation Center at uptownBasel in Switzerland, marking the first datacenter-ready quantum computer IonQ has delivered that will operate outside the United States.
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IonQ announced the completion of its next-generation ion trap vacuum package prototype intended to realize smaller, more compact, room temperature quantum systems that can sustain Extreme High Vacuum (XHV).
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IonQ announced a technological breakthrough on building scalable quantum computing algorithms, resulting from a collaboration with Oak Ridge National Lab.
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IonQ announced the launch of its quantum operating system, called IonQ Quantum OS, and a collection of new capabilities named IonQ Hybrid Services suite which greatly advances the performance and utility of quantum computing for enterprise customers.
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IonQ announced the completion of an industry-first demonstration of an end-to-end application workflow that leverages the NVIDIA CUDA-Q platform alongside IonQ’s leading quantum computing hardware.
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IonQ announced the issuance of five new U.S. patents designed to deliver benefits across multiple industries and applications, bringing IonQ’s total owned or controlled patents and patent applications to nearly 900 with the inclusion of IDQ’s patent portfolio.

2025 Financial Outlook

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For the full year 2025, IonQ expects organic and inorganic revenue to be between $75 million and $95 million, with between $7 million and $8 million for the first quarter.
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IonQ anticipates an Adjusted EBITDA* loss of $120 million for the full year 2025 at the midpoint of the revenue outlook provided above.

At-the-Market Equity Offering

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IonQ entered into an equity distribution agreement with Morgan Stanley & Co. LLC and Needham & Company LLC under which it may offer and sell shares of its common stock having an aggregate offering price of up to $500 million, pursuant to an “at-the-market” equity offering program.

Fourth Quarter 2024 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the fourth quarter ended December 31, 2024 and to provide a business update. The call will be accessible by telephone at 877-407-4078 (domestic) or +1-201-689-8471 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 13748910 and will be available until 11:59 p.m. Eastern time, March 12, 2024. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in the quantum computing and networking industries, delivering high-performance systems aimed at solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “offers” and other similar expressions are intended to identify forward-looking statements. These statements include those related to

IonQ’s position in the quantum networking sector; the closing of its transaction to acquire a majority interest in ID Quantique SA and the expected association of ID Quantique SA employees and control of ID Quantique patents; the benefits of the expected strategic partnership with SK Telecom; IonQ’s research with an delivery of hardware and technology under its contracts with AFRL; the expected benefits of IonQ’s acquisition of substantially all of the assets of Qubitekk, Inc. and its intended acquisition of a majority interest in ID Quantique SA; the advancement of quantum networking technology; third party expectations of the size of the quantum networking market; the expected benefits of IonQ’s partnership with the University of Maryland and the State of Maryland; IonQ’s global commercial expansion and its expansion into the government and defense sectors; IonQ’s expected strategic partnership with SK Telecom and the potential benefits thereunder; the Company’s technology driving commercial advantage in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the ability for third parties to access IonQ’s systems and implement IonQ’s offerings to solve their problems and increase their quantum computing and networking capabilities; the strength of IonQ’s sales pipeline; IonQ’s quantum computing and quantum networking capabilities and plans; future deliveries of and access to IonQ’s quantum computers and services; future development of specific quantum computing and networking technologies by IonQ; future purchases of IonQ’s offerings by customers using congressionally-appropriated funds from the U.S. government; hiring and employment resulting from IonQ’s collaborations with third parties; IonQ’s performance of existing contracts in the future, including anticipated timing of completion of research, development and manufacturing by IonQ; IonQ receiving additional revenues under planned subsequent phases of customer contracts; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s and its suppliers’ businesses; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; its inability to effectively enter new markets; IonQ’s ability to deliver services and products within currently anticipated timelines; its inability to attract and retain key personnel; the conditions for closing the acquisition of a majority interest in ID Quantique SA not being met; IonQ’s and SK Telecom’s failure to conclude a binding agreement for a strategic partnership; IonQ’s customers deciding or declining to extend contracts into new phases; the inability of its suppliers to deliver components that meet expectations timely; IonQ’s ability to identify and engage employees and service providers, due to factors including the expertise of potential candidates and IonQ’s internal recruiting and human resources abilities and ability to offer competitive compensation; changes in U.S. government spending or policy that may affect IonQ’s customers; changes to U.S. government goals and metrics of success with regard to implementation of quantum computing and quantum networking; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors'' section of IonQ’s most recent Quarterly Report on Form 10-Q and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$11,710	$6,106	$43,073	$22,042
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	5,045	3,163	20,597	8,108
Research and development	40,077	31,620	136,827	92,321
Sales and marketing	8,927	6,981	28,395	18,270
General and administrative	29,660	15,284	71,055	50,722
Depreciation and amortization	5,504	3,506	18,654	10,375
Total operating costs and expenses	89,213	60,554	275,528	179,796
Loss from operations	(77,503)	(54,448)	(232,455)	(157,754)
Gain (loss) on change in fair value of warrant liabilities	(128,505)	7,581	(117,107)	(19,206)
Interest income, net	4,141	5,207	18,249	19,322
Other income (expense), net	(111)	(235)	(275)	(85)
Loss before income tax expense	(201,978)	(41,895)	(331,588)	(157,723)
Income tax benefit (expense)	(20)	(9)	(59)	(48)
Net loss	$(201,998)	$(41,904)	$(331,647)	$(157,771)
Net loss per share attributable to common stockholders— basic and diluted	$(0.93)	$(0.20)	$(1.56)	$(0.78)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	217,947,427	205,305,233	213,029,365	202,576,492

IonQ, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$54,393	$35,665
Short-term investments	285,896	319,776
Accounts receivable	10,188	11,467
Prepaid expenses and other current assets	28,325	23,081
Total current assets	378,802	389,989
Long-term investments	23,545	100,489
Property and equipment, net	52,761	37,515
Operating lease right-of-use assets	9,470	4,613
Intangible assets, net	29,469	15,077
Goodwill	9,904	742
Other noncurrent assets	4,437	5,155
Total Assets	$508,388	$553,580
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,230	$5,599
Accrued expenses and other current liabilities	16,424	18,376
Current portion of operating lease liabilities	3,366	710
Unearned revenue	10,678	12,087
Current portion of stock option early exercise liabilities	387	392
Total current liabilities	36,085	37,164
Operating lease liabilities, net of current portion	14,359	7,395
Unearned revenue, net of current portion	—	447
Stock option early exercise liabilities, net of current portion	61	448
Warrant liabilities	70,688	23,004
Other noncurrent liabilities	3,333	128
Total liabilities	$124,526	$68,586
Stockholders’ equity:
Common stock	$22	$20
Additional paid-in capital	1,067,403	839,014
Accumulated deficit	(683,720)	(352,073)
Accumulated other comprehensive income (loss)	157	(1,967)
Total stockholders’ equity	383,862	484,994
Total Liabilities and Stockholders’ Equity	$508,388	$553,580

IonQ, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(331,647)	$(157,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,654	10,375
Non-cash research and development arrangements	520	520
Stock-based compensation	106,878	69,743
(Gain) loss on change in fair value of warrant liabilities	117,107	19,206
Amortization of premiums and accretion of discounts on available-for-sale securities	(8,804)	(9,746)
Other, net	4,803	1,474
Changes in operating assets and liabilities:
Accounts receivable	1,609	(8,175)
Prepaid expenses and other current assets	(15,200)	(14,413)
Accounts payable	(601)	2,188
Accrued expenses and other current liabilities	(411)	3,319
Unearned revenue	(1,752)	2,604
Other assets and liabilities	3,161	1,865
Net cash provided by (used in) operating activities	$(105,683)	$(78,811)
Cash flows from investing activities:
Purchases of property and equipment	(17,992)	(13,703)
Capitalized software development costs	(3,905)	(4,558)
Intangible asset acquisition costs	(1,672)	(1,288)
Purchases of available-for-sale securities	(296,329)	(298,445)
Maturities of available-for-sale securities	418,082	386,760
Businesses acquired	(15,454)	—
Net cash provided by (used in) investing activities	$82,730	$68,766
Cash flows from financing activities:
Proceeds from stock options exercised	8,012	1,954
Proceeds from public warrants exercised	33,437	37
Other financing, net	238	(230)
Net cash provided by (used in) financing activities	$41,687	$1,761
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	25	(2)
Net change in cash, cash equivalents and restricted cash	18,759	(8,286)
Cash, cash equivalents and restricted cash at the beginning of the period	38,081	46,367
Cash, cash equivalents and restricted cash at the end of the period	$56,840	$38,081

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(201,998)	$(41,904)	$(331,647)	$(157,771)
Interest income, net	(4,141)	(5,207)	(18,249)	(19,322)
Interest expense	—	—	—	—
Income tax (benefit) expense	20	9	59	48
Depreciation and amortization	5,504	3,506	18,654	10,375
Stock-based compensation	39,271	31,194	106,878	69,743
(Gain) loss on change in fair value of warrant liabilities	128,505	(7,581)	117,107	19,206
Adjusted EBITDA	$(32,839)	$(19,983)	$(107,198)	$(77,721)

IonQ Media Contact:

Jane Mazur

press@ionq.com

IonQ Investor Contact:

investors@ionq.com